Exhibit 23.1
Consent of Independent Auditors

We hereby consent to the inclusion in this Current Report on Form 8-K/A and consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-226268) and Form S-8 (333-127996 and 333-128252 and 333-190877 and 333-224042) of Citizens Community Bancorp, Inc. and Subsidiary of our report dated December 12, 2018, relating to our audit of the financial statements of United Bank as of and for the years ended December 31, 2017 and 2016.

/s/ Wipfli LLP

Eau Claire, Wisconsin
December 31, 2018